UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2011
UDR, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado	80129

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective May 12, 2011, the Board of Directors of UDR, Inc. (the “Company”) approved the Company’s Amended and Restated Bylaws (as amended through May 12, 2011). The Amended and Restated Bylaws (as amended through May 12, 2011) include amendments to Section 2.10, Stockholder Proposals, Section 2.11, Nominations of Persons for Election to the Board of Directors, Section 3.1, Number and Term of Office, and the addition of Section 2.14, Organization and Conduct of Meetings. A copy of the Company’s Amended and Restated Bylaws (as amended through May 12, 2011) is attached to this report as Exhibit 3.1 and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders (the “Meeting”) on May 12, 2011. At the Annual Meeting, the Company’s stockholders voted on the election of nine nominated directors to serve for the ensuing year, a proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011, a resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, and a proposal to select, on an advisory basis, the preferred frequency of an advisory vote on the compensation of the Company’s named executive officers.
As of March 14, 2011, the record date for the Meeting, there were 185,822,517 shares of the Company’s common stock, 2,803,812 shares of its Series E preferred stock, and 2,534,846 shares of its Series F preferred stock issued and outstanding and entitled to vote on the proposals presented at the Meeting. At the meeting, all of the nine directors were elected, all of the matters submitted for approval were approved, and the stockholders selected every one year as the preferred frequency for an advisory vote on the compensation of the Company’s named executive officers. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Meeting.
1. At the Meeting, the Company’s stockholders elected, by the vote indicated below, the following nine persons as directors of the Company, each to serve as such until the Company’s annual meeting of stockholders to be held in 2012, or until his or her respective successor is duly elected and qualified:

				Broker
Name	Votes For	Votes Withheld	Abstentions	Non-Votes
Katherine A. Cattanach	151,290,655	2,173,809	-0-	17,922,912
Eric J. Foss	151,312,283	2,152,181	-0-	17,922,912
Robert P. Freeman	151,540,960	1,923,504	-0-	17,922,912
Jon A. Grove	150,226,229	3,238,235	-0-	17,922,912
James D. Klingbeil	151,824,597	1,639,867	-0-	17,922,912
Lynne B. Sagalyn	150,681,587	2,782,877	-0-	17,922,912
Mark J. Sandler	151,348,726	2,115,738	-0-	17,922,912
Thomas W. Toomey	152,314,919	1,149,545	-0-	17,922,912
Thomas C. Wajnert	151,912,841	1,551,623	-0-	17,922,912
2. At the Meeting, the stockholders approved the proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

163,620,777	7,665,713	100,886	n/a
3. At the Meeting, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the company’s Proxy Statement for the Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, by the votes set forth in the table below:

For	Against	Abstentions	Broker Non-Votes

131,333,236	21,897,742	233,486	17,922,912

4. At the Meeting, the stockholders selected, on an advisory basis, every one year as the preferred frequency with which stockholders are provided with an advisory vote on the compensation of the Company’s named executive officers, by the votes set forth in the table below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

128,568,849	265,821	24,427,850	201,944	17,922,912
Based upon these results, the Board of Directors determined that the Company shall hold an annual advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission, until such time as the next advisory vote is submitted to the stockholders of the Company with regard to the frequency of future advisory votes on the compensation of the Company’s named executive officers, or the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws (as amended through May 12, 2011).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, INC.
Date: May 13, 2011	By:	/s/ David L. Messenger
		Name:	David L. Messenger
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws (as amended through May 12, 2011).

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